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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm in the Registration Statement (Form
S-8, No. 333-    ) of Cafe Odyssey, Inc. for the registration of 1,325,000
shares of its common stock under the 1997 Stock Option and Compensation Plan and Director Stock Option Agreements and to the incorporation by reference therein of our report dated August 20, 1997, with respect to the financial statements of Cafe Odyssey, Inc. included in the Registration Statement
Form SB-2, File No. 333-34235 for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


Cincinnati, Ohio
September 1, 1998